EXHIBIT 10.2
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                    JLG INDUSTRIES, INC. DIRECTORS' DEFERRED
                                COMPENSATION PLAN

                As Amended and Restated Effective August 1, 1997
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Section 1.  Establishment and Purpose

            1.1 Establishment. Effective July 1, 1986, the Company established the Plan for the benefit of the Participants.

            1.2 Purpose. The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation to directors of the Company who are not employees. The Plan permits Participants to elect to defer payment of part or all of their Compensation until the termination of their membership on the Board of Directors in accordance with the terms of the Plan.

Section 2.  Participation by Eligible Directors

            2.1 Election of Benefits. An Eligible Director may become a Participant in the Plan by electing to defer, until the termination of his membership on the Board of Directors, receipt of part or all of the Compensation to be paid to him by the Company.

            2.2 Advance Election. An election to defer the receipt of Compensation hereunder shall apply only to Compensation earned after the date the Participant's election is filed with the Administrative Committee.

            2.3 Election Filing Deadline. An election to defer Compensation earned in a calendar year shall be filed with the Administrative Committee before the calendar year begins. Notwithstanding the foregoing, a newly appointed or otherwise newly eligible Eligible Director may file the requisite election to defer Compensation earned thereafter before the expiration of 30 days from either (i) his initial date of appointment, if the Eligible Director is a new appointment, or (ii) his initial date of eligibility, if the Eligible Director is newly eligible to participate in the Plan.

            2.4 Irrevocable Election. Once filed, an election to defer Compensation shall be irrevocable and shall remain in effect until the end of the calendar year to which it pertains. Such election shall automatically apply to each subsequent calendar year unless the Participant, before the beginning of the calendar year revokes his prior election. In that event, he may file a new election with the Administrative Committee before the beginning of the calendar year in accordance with Sections 2.3 and 2.5 hereof. An Eligible Director who does not elect to defer Compensation in one calendar year may elect to defer Compensation in any subsequent calendar year, provided he remains an Eligible Director, by electing to defer Compensation in accordance with this Section 2.

            2.5 Form and Content of Election. An election to defer Compensation hereunder shall be in writing, in a form acceptable to the Administrative Committee, and shall specify the portion of the Participant's Compensation to be deferred.

            2.6 Form of Payment. A Participant electing to defer Compensation hereunder also shall elect as to whether such deferred Compensation shall be paid (a) in a single lump sum, or (b) in annual installments over a period, elected by the Participant, not to exceed fifteen years. An election of form of payment hereunder shall be in writing in a form acceptable to the Administrative Committee, and shall be effective as of the date the form is filed with the Administrative Committee. The election on file with the Administrative Committee on the date the Participant's membership on the Board of Directors of the Company terminates shall govern the payment of all amounts deferred hereunder provided that the election has been in effect for more than one year (365 days). If the election has not been in effect for more than one year (365 days), the entire amount deferred hereunder shall be paid in a single lump sum.

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Section 3.  Account

            3.1 Account. The Company shall maintain for bookkeeping purposes an Account in the name of each Participant to which shall be credited the amounts deferred under Section 2 hereof, plus amounts as provided in Section 3.2 hereof.

            3.2   Investment Return.

                  (a) Rate of Return Indices. The Administrative Committee shall select and maintain one or more rate of return indices as specified on Exhibit A attached hereto as amended from time to time. Compensation deferred hereunder shall be allocated to one or more of the rate of return indices and shall be credited with the applicable investment return (or loss) that such Compensation would have if it were invested in the specified index.

                  (b)   Election of Rate of Return Indices.

                        (i) Each Participant shall specify in writing, at the time he completes his election to participate under Section 2 hereof, and in a form acceptable to the Administrative Committee, how any amounts to be deferred hereunder in the future shall be allocated among the indices specified on Exhibit A attached hereto.

                        (ii) The Administrative Committee may, in its discretion and from time to time, permit a Participant to change any election previously made with respect to the allocation of amounts to be deferred hereunder in the future, subject to such conditions and such limitations as the Administrative Committee may prescribe. Any such change in election shall be in writing and in a form acceptable to the Administrative Committee.

                        (iii) The Administrative Committee may, in its discretion and from time to time, permit a Participant to elect to reallocate amounts from one rate of return index to another, subject to such conditions and such limitations as the Administrative Committee may prescribe; provided that a Participant shall be permitted, at least once per calendar month, to reallocate amounts previously allocated. Any such reallocation election shall be in writing and in a form acceptable to the Administrative Committee.

                        (iv) The Administrative Committee may require that any election under this Section 3.2 apply to the entire amount to which it pertains (e.g., 100% of the Participant's future contributions) or to such percentage or percentages of that amount as the Administrative Committee may specify (e.g., increments of 5%).

                        (v) If a Participant fails to specify a rate of return index with respect to Compensation deferred hereunder, the Participant shall be presumed to have specified that his entire Account be allocated to the index determined by the Administrative Committee to represent the lowest risk of principal loss.

                  (c) Crediting of Investment Return. The balance credited to the Participant's Account as of the last day of the prior month shall be credited with the applicable investment return (or loss) as of the last day of the month of crediting. All references herein to Compensation that is deferred pursuant to the Plan shall be deemed to include such deferred Compensation plus any investment return (or loss) credited pursuant to this Section 3.2.

                  3.3 Nonforfeitability of Accounts. Subject to the limitations of Section 5 hereof, balances credited to Participants' Accounts shall be nonforfeitable.

Section 4.  Distributions

            4.1 Payment. The amount credited to a Participant's Account pursuant to Section 3 hereof shall be paid, or payments shall commence, as soon as practicable following the termination of the Participant's membership on the Board of Directors. If the Participant elects to receive his deferred Compensation in annual installments, the amount of the first installment shall

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be the value of the deferred Compensation that is subject to such election on the date as of which the installment is paid, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments. The amount of each remaining installment shall be the value of the unpaid deferred Compensation that is subject to such election on the date as of which the installment is paid, multiplied by a fraction, the numerator of which is one and the denominator of which is the remaining number of installments to be paid.

            4.2   Death of Participant.

                  (a) Amount of Death Benefit. Any amount credited to a Participant's Account hereunder that is unpaid at the time of the Participant's death shall be paid in a single lump sum to the Beneficiary designated by the Participant.

                  (b) Payment of Death Benefits. A distribution pursuant to this Section 4.2 shall be made to the Participant's Beneficiary within 90 days after the Administrative Committee receives written notification of the Participant's death, together with any additional information or documentation that the Administrative Committee determines to be necessary or appropriate before it makes the distribution.

            4.3 Hardship Distributions. At any time, upon the written application of the Participant, the Administrative Committee may (i) reduce or eliminate the Participant's future deferrals of Compensation hereunder, or (ii) accelerate and pay in a lump sum to the Participant all or part of the balance of the Compensation deferred hereunder, or both, if the Administrative Committee finds, in its sole discretion, that the Participant has incurred or will incur a severe financial hardship resulting from an accident or illness with respect to the Participant, his spouse, or his dependent (as defined in section 152 of the Code), or other event beyond the Participant's control. In such circumstances, the Administrative Committee shall reduce or eliminate the future deferrals and/or accelerate the payment only to the extent reasonably necessary to eliminate or to avoid the severe financial hardship.

Section 5.  Nature of Participant's Interest in Plan

            5.1 No Right to Assets. Participation in the Plan does not create, in favor of any Participant or Beneficiary, any right or lien in or against any asset of the Company. Nothing contained in the Plan, and no action taken under its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. The Company's promise to pay benefits under the Plan will at all times remain unfunded as to each Participant and Beneficiary, whose rights under the Plan are limited to those of a general and unsecured creditor of the Company.

            5.2 No Right to Transfer Interest. Rights to benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance. However, the Administrative Committee may permit a Participant or Beneficiary to enter into a revocable arrangement to pay all or part of his benefits under the Plan to a revocable grantor trust (a so-called "living trust"). In addition, the Administrative Committee may recognize the right of an alternate payee named in a domestic relations order to receive all or part of a Participant's benefits under the Plan, but only if (a) the domestic relations order would be a "qualified domestic relations order" within the meaning of section 414(p) of the Code (if section 414(p) applied to the Plan), (b) the domestic relations order does not attempt to give the alternate payee any right to any asset of the Company, (c) the domestic relations order does not attempt to give the alternate payee any right to receive payments under the Plan at a time or in an amount that the Participant could not receive under the Plan, and (d) the amount of the Participant's benefits under the Plan are reduced to reflect any payments made or due the alternate payee.

            5.3 No Right to Board Membership. No provisions of the Plan and no action taken by the Company, the Board of Directors, or the Administrative Committee will give any person any right to be retained as a member of the Board of Directors.

            5.4 Withholding and Tax Liabilities. The amount of any withholdings required to be made by any government or government agency will be deducted from benefits paid

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under the Plan to the extent deemed necessary by the Administrative Committee.
In addition, the Participant or Beneficiary (as the case may be) will bear the cost of any taxes not withheld on benefits provided under the Plan, regardless of whether withholding is required.

Section 6.  Administration, Interpretation, and Modification of Plan

            6.1 Plan Administrator. The Administrative Committee will administer the Plan.

            6.2 Powers of Committee. The Administrative Committee's powers include, but are not limited to, the power to adopt rules consistent with the Plan; the power to decide all questions relating to the interpretation of the terms and provisions of the Plan; the power to determine the number and nature of the rate of return indices specified on Exhibit A attached hereto; the power to compute the amount of benefits that shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan, and in the event that the Administrative Committee determines that excessive benefits have been paid to any person, the Administrative Committee may suspend payment of future benefits to such person or his Beneficiary or reduce the amount of such future benefits until the excessive benefits and any interest thereon determined by the Committee have been recovered; and the power to resolve all other questions arising under the Plan (including, without limitation, the power to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision). The Administrative Committee has discretionary authority to exercise each of the foregoing powers.

            6.3 Finality of Committee Determinations. Determinations by the Administrative Committee and any interpretation, rule, or decision adopted by the Administrative Committee under the Plan or in carrying out or administering the Plan will be final and binding for all purposes and upon all interested persons, their heirs, and their personal representatives.

            6.4 Required Information. Any person eligible to receive benefits hereunder shall furnish to the Administrative Committee any information or proof requested by the Administrative Committee and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Administrative Committee. If any person claiming benefits under the Plan makes a false statement that is material to such person's claim for benefits, the Administrative Committee may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.

            6.5 Incapacity. If the Administrative Committee determines that any person entitled to benefits under the Plan is unable to care for his affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to his spouse, parent, brother, sister, or other party deemed by the Administrative Committee to have incurred expenses for such person.

            6.6   Amendment, Suspension, and Termination.

                  (a) Board of Directors. The Board of Directors has the right by written resolution to amend, suspend, or terminate the Plan at any time; provided that no such amendment, suspension, or termination of the Plan shall divest any Participant of the balance credited to his Account as of the effective date of such amendment, suspension, or termination, except to the extent that an affected Participant consents in writing to the amendment, suspension, or termination.

                  (b) Administrative Committee. The Board of Directors delegates to the Administrative Committee the right by written resolution to amend the Plan for the limited purpose of amending Exhibit A of the Plan.

            6.7   Power to Delegate Authority.

                  (a) Board of Directors. The Board of Directors may, in its sole discretion, delegate to any person or persons all or part of its authority and responsibility under the Plan, including, without limitation, the authority to amend the Plan.

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                  (b)   Administrative Committee. The Administrative Committee
may, in its sole discretion, delegate to any person or persons all or part of its authority and responsibility under the Plan.

            6.8 Headings. The headings used in this document are for convenience of reference only and may not be given any weight in interpreting any provision of the Plan.

            6.9 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity of that provision will not affect the remaining provisions of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

            6.10 Governing Law. The Plan will be construed, administered, and regulated in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that those laws are preempted by federal law.

            6.11 Complete Statement of Plan. This Plan contains a complete statement of its terms. The Plan may be amended, suspended, or terminated only in writing and then only as provided in Section 6.6. A Participant's right to any benefit of a type provided under the Plan will be determined solely in accordance with the terms of the Plan. No other evidence, whether written or oral, will be taken into account in interpreting the provisions of the Plan.

Section 7.  Definitions

            7.1 Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as "his or her" and "Director or Directors," any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

            7.2 Definitions. The following words and phrases as used in the Plan have the following meanings:

            "Account" means the bookkeeping account established for each Participant under Section 3.1 hereof.

            "Administrative Committee" means the Administrative Committee appointed to administer the Savings Plan. However, following a Change in Control, "Administrative Committee" means the trustee under the grantor trust maintained by the Company in connection with the Plan.

            "Associate" has the meaning assigned to that term for purposes of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act.

            "Beneficial Owner" means the following: a Person is deemed to be the "Beneficial Owner" of, to "Beneficially Own," and to have "Beneficial Ownership" of, any securities:

                  (1) which such Person or any of such Person's Securities Law or Associates beneficially owns, directly or indirectly;

                  (2) which such Person or any of such Person's Securities Law or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," or to have "Beneficial Ownership" of, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Securities Law or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any


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            agreement, arrangement, or understanding (whether or not in writing); provided that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," or to have "Beneficial Ownership" of, any security under this clause (B) if the agreement, arrangement, or understanding to vote such security (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Securities Exchange Act, and
            (ii) is not also then reported by such Person on Schedule 13D under the Securities Exchange Act (or any comparable or successor report); or

                  (3) which are beneficially owned, directly or indirectly, by any other Person (or any Securities Law or Associate thereof) with which such Person or any of such Person's Securities Law or Associates has any agreement, arrangement, or understanding (whether or not in writing) or with which such Person or any of such Person's Securities Law have otherwise formed a group for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B)(i) of paragraph (2), above), or disposing of any securities of the Company.

            "Beneficiary" means the person designated by a Participant to receive benefits under the Plan after the Participant's death. Such a designation shall be in writing in a form acceptable to the Administrative Committee, and shall be effective as of the date the form is filed with the Administrative Committee. If a Participant dies before receiving the entire amount due to him under the Plan, and he has failed to designate a Beneficiary or his designated Beneficiary fails to survive him, his Beneficiary will be the person to whom he is married at the time of his death, or if he is not married at that time, his Beneficiary will be the executor of his will or the administrator of his estate. A Participant may revoke a prior designation of a Beneficiary at any time before the Participant's death by filing a new form with the Administrative Committee.

            "Board of Directors" means the Board of Directors of the Company.

            "Change in Control" means the first to occur of the following events:

                  (1) an acquisition (other than directly from the Company) of securities of the Company by any Person, immediately after which such Person, together with all Securities Law and Associates of such Person, becomes the Beneficial Owner of securities of the Company representing 25 percent or more of the Voting Power; provided that, in determining whether a Change in Control has occurred, the acquisition of securities of the Company in a Non-Control Acquisition will not constitute an acquisition that would cause a Change in Control; or

                  (2) three or more directors, whose election or nomination for election is not approved by a majority of the members of the Incumbent Board then serving as members of the Board of Directors, are elected within any single 12-month period to serve on the Board of Directors; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened Election Contest or Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, will be deemed not to have been approved by a majority of the Incumbent Board for purposes of this definition; or

                  (3) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or

                  (4) approval by shareholders of the Company of:

                        (A) a merger, consolidation, or reorganization involving
                  the Company, unless

                              (i) the shareholders of the Company, immediately
                        before the merger, consolidation, or reorganization, own, directly or


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                        indirectly immediately following such merger,
                        consolidation, or reorganization, at least 75 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

                              (ii) individuals who were members of the Incumbent
                        Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least a majority of the board of directors of the Surviving Corporation; and

                              (iii) no Person (other than (1) the Company or any
                        Subsidiary thereof, (2) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the Surviving Corporation, or (3) any Person who, immediately prior to such merger, consolidation, or reorganization, had Beneficial Ownership of securities representing 25 percent or more of the Voting Power) has Beneficial Ownership of securities representing 25 percent or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                        (B) a complete liquidation or dissolution of the
                  Company; or

                        (C) an agreement for the sale or other disposition of
                  all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary of the Company).

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Company" means JLG Industries, Inc., and any successor to JLG Industries, Inc.

            "Compensation" means the director's fees and all other amounts paid to the director by the Company for services as a director that Eligible Directors may elect to defer under the Plan.

            "Effective Date" means July 1, 1986.

            "Election Contest" means an election contest described in Rule 14a-11 promulgated under the Securities Exchange Act.

            "Eligible Director" means a non-employee director of the Company; provided that, on and after a Change in Control, each director of the Company who was an Eligible Director immediately before the Change in Control shall remain an Eligible Director as long as the director is a non-employee member of the Board of Directors.

            "Fiscal Year" means the twelve-month period beginning August 1st and ending on the subsequent July 31st.

            "Incumbent Board" means individuals who, as of the close of business on the Effective Date, are members of the Board of Directors; provided that, if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least 75 percent of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or other actual or threatened Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

            "Non-Control Acquisition" means an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any of its


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      Subsidiaries, (2) the Company or any of its Subsidiaries, or (3) any
      Person in connection with a Non-Control Transaction.

            "Non-Control Transaction" means any transaction described in clauses
      (4)(A)(i) through (iii) of the definition of "Change in Control."

            "Participant" means an Eligible Director who becomes a participant in the Plan in accordance with Section 2.1 hereof and who has not been paid all Compensation deferred by the Participant under the Plan.

            "Person" means any individual, firm, corporation, partnership, joint venture, association, trust, or other entity.

            "Plan" means the "JLG Industries, Inc. Directors' Deferred Compensation Plan" as set forth herein and as amended from time to time.

            "Proxy Contest" means a solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

            "Savings Plan" means the JLG Industries, Inc. Employees' Retirement Savings Plan effective as of January 1, 1995, and as amended from time to time.


            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

            "Securities Law Affiliate" means an "affiliate" as defined for purposes of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act.

            "Subsidiary" of any Person means any corporation or other entity of which at least 80 percent (or such lesser percentage as the Administrative Committee may determine) of the voting power of the voting equity securities or voting interest therein is owned, directly or indirectly, by such Person.

            "Surviving Corporation" means a corporation resulting from a merger, consolidation, or reorganization described in paragraph (4)(A)(i) of the definition of "Change in Control."

            "Voting Power" means the voting power of all securities of the Company then outstanding generally entitled to vote for the election of directors of the Company.



                                            JLG INDUSTRIES, INC.



ATTEST: ____________________                BY: _________________________



TITLE: _____________________                TITLE: ______________________


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